Exhibit 23.2

PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t  SAN DIEGO t  CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t  FAX (858) 761-0341  t  FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

September 12, 2012

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 29, 2012, relating to the financial statements of Quorum Corp. as of June 30, 2012, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/PLS CPA

 PLS CPA, A Professional Corp.

 San Diego, CA 92111